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                                                                     EXHIBIT 5.2

                                                                     SCHEDULE II

                              PMT SERVICES, INC.

                          RESERVE FOR MERCHANT LOSSES

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


                                  BALANCE AT                                                            BALANCE AT
                                  BEGINNING                                                               END OF
                                  OF PERIOD           ADDITIONS(1)          DEDUCTIONS(2)                 PERIOD
                                  ---------           ------------          -------------               ----------
Fiscal Year    1994............   $168,660            $  486,993              $210,894                 $  444,759
               1995............   $444,759            $  520,245              $408,331                 $  556,673
               1996............   $556,673            $1,653,705              $750,776                 $1,459,602
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(1) Additions represent amounts charged to expense during the respective periods.
(2) Deletions represent actual chargebacks incurred by the Company during the respective periods.
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